Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On March 14, 2022 (the “Closing Date”), Holly Energy Partners, L.P. (“HEP” or the “Partnership”), The Sinclair Companies (“Sinclair”), and Sinclair Transportation Company, a wholly-owned subsidiary of Sinclair (“STC”), completed the previously announced transaction whereby HEP acquired all of the outstanding equity interests of STC in exchange for 21 million newly issued common limited partner units of HEP (“common units”), representing 17% of the outstanding HEP common units, with a value of approximately $349.0 million based on HEP’s fully diluted common units outstanding and the closing unit price on March 11, 2022, plus cash consideration equal to $321.4 million (the “HEP Transaction”), inclusive of estimated working capital adjustments as set forth in the contribution agreement executed between the parties on August 2, 2021 (as amended on March 14, 2022, the “Contribution Agreement”). The aggregate transaction value was $670.4 million, with the cash consideration funded through a draw under HEP’s senior secured revolving credit facility.

The unaudited pro forma condensed combined financial information and related footnotes (the “Pro Forma Financial Statements”) have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, which is herein referred to as Article 11. The Pro Forma Financial Statements present the combination of the financial information and the pro forma effect with respect to the HEP Transaction, further details of which are included within the footnotes to the Pro Forma Financial Statements.

The Pro Forma Financial Statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations that would have occurred had the HEP Transaction been consummated as of the dates indicated, nor do they project the financial position or results of operations of the combined company following the effective date. The information presented in the Pro Forma Financial Statements does not give effect to the potential impact of current financial conditions, or any anticipated revenue enhancements, cost savings or operating synergies that may result from the HEP Transaction.

The Pro Forma Financial Statements are intended to provide information about the continuing impact of the HEP Transaction as if it had been consummated as of an earlier date. The transaction accounting adjustments are based on available information and certain assumptions that management believes are factually supportable as of the closing date of the HEP Transaction. In the opinion of management, all adjustments necessary to present fairly the Pro Forma Financial Statements have been made.

The HEP Transaction is accounted for using the acquisition method of accounting with HEP identified as the accounting acquirer. Under the acquisition method of accounting, HEP will record the assets acquired and liabilities assumed from STC at their respective acquisition date fair values at the effective date.

The Pro Forma Financial Statements have been prepared from the respective historical consolidated financial statements of HEP and STC, adjusted to give effect to the HEP Transaction. The unaudited pro forma condensed combined balance sheet (the “Pro Forma Balance Sheet”) combines the historical consolidated balance sheets of HEP and STC as of December 31, 2021, giving effect to the HEP Transaction as if it had been consummated on December 31, 2021. The unaudited pro forma condensed combined statement of operations (the “Pro Forma Statement of Operations”) for the year ended December 31, 2021 combines the historical consolidated statements of operations of HEP and STC, giving effect to the HEP Transaction as if it had been consummated on January 1, 2021. The Pro Forma Financial Statements contain certain reclassification adjustments to conform the historical STC financial statement presentation to HEP’s financial statement presentation.

HEP has incurred certain non-recurring charges in connection with the HEP Transaction, the substantial majority of which consist of transaction costs related to financial advisors, legal advisors, financial advisory and professional accounting services. Any such charge could affect the future results of the post-acquisition company in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond 12 months from the effective date. Accordingly, the Pro Forma Statement of Operations for the year ended December 31, 2021, reflects the effects of these estimated non-recurring charges to the extent such charges are not included in the historical balance sheet of HEP as of December 31, 2021. Further, there may be additional charges related to other integration activities resulting from the HEP Transaction, the timing, nature, and amount of which HEP’s management could not identify as of the closing date of the HEP Transaction, and thus, such charges are not reflected in the Pro Forma Financial Statements.

The fair value estimates of the STC assets acquired and liabilities assumed are preliminary as HEP continues to complete the detailed valuation analysis to arrive at the required final estimates, which will be completed as soon as practicable, and will not extend beyond the one-year measurement period provided under Accounting Standards Codification 805, Business Combinations (“ASC 805”).

The final determination of the fair values of the assets and liabilities of STC will be based on the actual net tangible and intangible assets and liabilities of STC that existed as of the closing date of the HEP Transaction. In addition, the portion of the purchase consideration paid in HEP common limited partner units was determined based on the closing price of HEP’s common limited partner units on the effective date of the HEP Transaction.

The Pro Forma Financial Statements should be read in conjunction with:

•

the audited consolidated financial statements contained in HEP’s Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference into this HEP Current Report on Form 8-K; and

•

the audited consolidated financial statements contained in STC’s annual financial statements for the year ended December 31, 2021, which are included as an exhibit to this HEP Current Report on Form 8-K.

HOLLY ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2021

	Historical		Transaction Accounting Adjustments				Holly Energy Partners Pro Forma Combined
	Holly Energy Partners	Sinclair Transportation Company	Reclass Adjustments - Note 2	Pro Forma Adjustments - Note 4

	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$14,381	$111	$—	$3,461	(a	)	$17,953
Accounts receivable:
Trade	12,745	1,649	—	—			14,394
Affiliates	56,154	—	—	—			56,154
Related party receivable	—	87,972	—	(87,972)	(b	)	—

	68,899	89,621	—	(87,972)			70,548
Inventories	—	111	(111)	—			—
Prepaid and other current assets	11,033	375	111	—			11,519

Total current assets	94,313	90,218	—	(84,511)			100,020

Properties and equipment, net	1,329,028	—	146,063	210,149	(c	)	1,685,240
Properties and equipment, at cost	—	266,904	(266,904)	—			—
Less accumulated depreciation	—	(120,841)	120,841	—			—

	1,329,028	146,063	—	210,149			1,685,240
Operating lease right-of-use assets, net	2,275	—	—	—			2,275
Net investment in leases	309,303	—	—	—			309,303
Intangible assets, net	73,307	—	—	—			73,307
Goodwill	223,650	—	—	81,493	(a	)(b)(c)(f)(g)(h)	305,143
Equity method investments	116,378	194,629	—	(17,796)	(c	)(d)	293,211
Other assets	17,613	40	—	—			17,653

Total assets	$2,165,867	$430,950	$—	$189,335			$2,786,152

HOLLY ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (Continued)

As of December 31, 2021

	Historical		Transaction Accounting Adjustments				Holly Energy Partners Pro Forma Combined
	Holly Energy Partners	Sinclair Transportation Company	Reclass Adjustments - Note 2	Pro Forma Adjustments - Note 4

	(in thousands)
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable:
Trade	$28,577	$5,989	$—	$7,020	(e	)	$41,586
Affiliates	11,703	—	—	—			11,703

	40,280	5,989	—	7,020			53,289

Accrued Interest	11,258	—	—	—			11,258
Deferred revenue	14,585	—	—	—			14,585
Accrued property taxes	4,542	—	—	—			4,542
Current operating lease liabilities	620	—	—	—			620
Current finance lease liabilities	3,786	—	—	—			3,786
Other current liabilities	1,781	—	—	—			1,781

Total current liabilities	76,852	5,989	—	7,020			89,861

Long-term debt	1,333,049	—	—	325,000	(a	)	1,658,049
Noncurrent operating lease liabilities	2,030	—	—	—			2,030
Noncurrent finance lease liabilities	64,649	—	—	—			64,649
Other long-term liabilities	12,527	454	—	1,472	(f	)	14,453
Deferred revenue	29,662	—	—	—			29,662

Class B unit	56,549	—	—	—			56,549

Equity:
Holly Energy Partners’ equity:
Common unitholders	443,017	—	—	357,445	(d	)(e)(g)	800,462
Common stock	—	1	—	(1)	(h	)	—
Retained earnings	—	424,506	—	(424,506)	(h	)	—
Noncontrolling interests	147,532	—	—	(77,095)	(d	)	70,437

Total equity	590,549	424,507	—	(144,157)			870,899

Total liabilities and equity	$2,165,867	$430,950	$—	$189,335			$2,786,152

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements”

HOLLY ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2021

	Historical		Transaction Accounting Adjustments			Holly Energy Partners Pro Forma Combined
	Holly Energy Partners	Sinclair Transportation Company	Reclass Adjustments - Note 2	Pro Forma Adjustments - Note 4

	(in thousands, except per unit amounts)
Revenues:
Affiliates	$390,849	$—	$65,041	$—		$455,890
Third parties	103,646	—	5,579	—		109,225
Sales and operating revenues	—	5,579	(5,579)	—		—
Sales to related parties	—	65,041	(65,041)	—		—

	494,495	70,620	—	—		565,115

Operating costs and expenses:
Operations (exclusive of depreciation and amortization)	170,524	—	32,475	—		202,999
Depreciation and amortization	93,800	9,583	—	6,578	(i)	109,961
Cost of sales	—	32,475	(32,475)	—		—
General and administrative	12,637	1,640	—	7,020	(e)	21,297
Goodwill impairment	11,034	—	—	—		11,034

	287,995	43,698	—	13,598		345,291

Operating income	206,500	26,922	—	(13,598)		219,824

Other income (expense):
Equity in earnings of equity method investments	12,432	12,700	—	(4,438	) (j)	20,694
Interest expense	(53,818)	—	—	(7,475	) (k)	(61,293)
Interest income	29,925	—	—	—		29,925
Gain on sales-type leases	24,677	—	—	—		24,677
Gain on sale of assets and other	6,179	—	(254)	—		5,925
Other income (net)	—	(254)	254	—		—

	19,395	12,446	—	(11,913)		19,928

Income before income taxes	225,895	39,368	—	(25,511)		239,752
State income tax expense	(32)	—	—	—		(32)

Net income	225,863	39,368	—	(25,511)		239,720
Allocation of net (income) loss attributable to noncontrolling interests	(10,917)	—	—	4,686	(j)	(6,231)

Net income attributable to the partners	$214,946	$39,368	$—	$(20,825)		$233,489

Limited partners’ per unit interest in earnings - basic and diluted	$2.03					$1.85

Weighted average limited partners’ units outstanding	105,440			21,000	(g)	126,440

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements”

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 — BASIS OF PRESENTATION

The HEP and STC historical financial information has been derived from each company’s historical financial statements. which are incorporated by reference and included as an exhibit to this HEP Current Report on Form 8-K, respectively. Certain of STC’s historical amounts have been reclassified to conform to HEP’s financial statement presentation, as discussed further in Note 2. The Pro Forma Financial Statements should be read in conjunction with each company’s historical financial statements and the notes thereto. The Pro Forma Balance Sheet gives effect to the HEP Transaction as if it had been completed on December 31, 2021. The Pro Forma Statement of Operations gives effect to the HEP Transaction as if it had been completed on January 1, 2021. In the opinion of HEP’s management, all material adjustments have been made that are necessary to present fairly the Pro Forma Financial Statements in accordance with Article 11.

The Pro Forma Financial Statements do not purport to be indicative of the financial position or results of operations of the combined company that would have occurred if the HEP Transaction had occurred on the dates indicated, nor are they indicative of HEP’s future financial position or results of operations. In addition, future results may differ significantly from those reflected in the Pro Forma Financial Statements.

NOTE 2 — RECLASSIFICATION ADJUSTMENTS

The Pro Forma Financial Statements have been adjusted as follows to reflect reclassifications of STC’s historical financial statements to conform to HEP’s financial statement presentation.

Pro Forma Balance Sheet as of December 31, 2021

•	Reclassification of $0.1 million from Inventories to Prepaid and other current assets; and

•	Reclassification of $266.9 million and $120.8 million from Properties and equipment, at cost and Accumulated depreciation, respectively to Properties and equipment, net.

Pro Forma Statement of Operations for the year ended December 31, 2021

•	Reclassification of $5.6 million from Sales and operating revenues to Revenues: Third parties;

•	Reclassification of $65.0 million from Sales to related parties to Revenues: Affiliates;

•	Reclassification of $32.5 million from Cost of goods sold to Operations (exclusive of depreciation and amortization); and

•	Reclassification of $0.3 million from Other income (net) to Gain on sale of assets and other.

NOTE 3 — PRELIMINARY ACQUISITION ACCOUNTING

On August 2, 2021, HEP, Sinclair, and STC entered into the Contribution Agreement pursuant to which, on March 14, 2022, HEP acquired all of the outstanding equity interests of STC in exchange for 21 million newly issued common units of HEP and cash consideration equal to $321.4 million, inclusive of estimated working capital adjustments as set forth in the Contribution Agreement. Based on the HEP closing unit price as of March 11, 2022, of $16.62 per common unit, the estimated purchase price for the assets acquired and the liabilities assumed by HEP in the HEP Transaction is $670.4 million. The cash consideration was funded through a draw under HEP’s senior secured revolving credit facility.

HEP has determined it is the accounting acquirer in the HEP Transaction, which is accounted for under the acquisition method of accounting for business combinations in accordance with ASC 805. The allocation of the preliminary purchase price is based upon HEP management’s estimates of, and assumptions related to, the fair values of assets acquired and liabilities assumed as of December 31, 2021, using currently available information.

The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to, changes in the estimated fair value of STC’s assets acquired and liabilities assumed as of the closing date of the HEP Transaction, which could result from HEP’s additional valuation analysis, changes in discount rates and other factors.

The following tables present the preliminary purchase consideration and preliminary purchase price allocation of the assets acquired and the liabilities assumed in the HEP Transaction:

Preliminary Purchase Consideration (in thousands, except per unit amount)
HEP common units issued	21,000
HEP common unit price as of March 11, 2022	$16.62

Partnership interest consideration	349,020
Base cash consideration	325,000
Estimated adjustment payment received by HEP	(3,572)

Total preliminary purchase consideration	$670,448

Preliminary Purchase Price Allocation
(in thousands)
Assets Acquired:
Accounts receivable: Trade	$1,649
Prepaid and other current assets	486
Properties and equipment, net	356,212
Equity method investments	238,483
Other assets	40

Total assets acquired	$596,870
Liabilities Assumed:
Accounts payable: Trade	5,989
Other long-term liabilities	1,926

Total liabilities assumed	$7,915

Net assets acquired	$588,955

Goodwill	$81,493

From August 2, 2021, the last trading date prior to the initial public announcement of the HEP Transaction, to March 11, 2022, the preliminary value of the Partnership interest consideration issued decreased by approximately $73.7 million, as a result of the decrease in the price of HEP’s common units from $20.13 per common unit to $16.62 per common unit.

A 20% increase or decrease in the closing price of HEP’s common units, as compared to the March 11, 2022 closing price, would increase or decrease the total transaction consideration by approximately $69.8 million, assuming all other factors are held constant. A 20% increase or decrease in the closing price of HEP’s common units would potentially result in goodwill within the range of $11.7 million to $151.3 million as of the closing date of the HEP Transaction based on the preliminary estimates of the fair values of the assets acquired and liabilities assumed.

NOTE 4 — PRO FORMA ADJUSTMENTS

The Pro Forma Financial Statements have been adjusted to reflect adjustments to historical book values of STC to their preliminary estimated fair values in accordance with the acquisition method of accounting, the estimated closing price paid by HEP for the Common Stock and Retained Earnings of STC and estimated direct transaction costs. These adjustments include the following:

(a)	Reflects the change in Cash and cash equivalents for the following:

•	Borrowings of $325.0 million on the HEP senior secured revolving credit facility as used to fund the $325.0 million cash portion of the preliminary purchase consideration;

•	The receipt of $3.6 million for the Estimated Adjustment Payment, as defined in the Contribution Agreement, which is also part of the preliminary purchase consideration for the HEP Transaction; and

•	The elimination of cash of $0.1 million not acquired as part of the HEP Transaction.

(b)

Reflects the elimination of the historical STC Related party receivable, as this amount was settled by STC prior to the closing date of the HEP Transaction. The historical STC Related Party Receivable was $88.0 million as of December 31, 2021.

(c)

Reflects the adjustments to recognize at the completion of the HEP Transaction the preliminary estimated fair value of HEP common units issued as the Partnership interest consideration, plus cash and the Estimated Adjustment Payment, for total consideration of $670.4 million, which has been allocated to the estimated fair value of the assets acquired and liabilities assumed based on the following:

•	An increase of $210.1 million to Properties and equipment, net; and

•

A decrease of $17.8 million to Equity method investments, comprised of an increase of $66.6 million related to the historical equity method investments owned by STC, excluding its 25.0% interest in UNEV Pipeline LLC, which was eliminated at the closing date of the HEP Transaction. The carrying value of STC’s 25.0% interest in UNEV Pipeline, LLC was $84.4 million as of December 31, 2021.

(d)

As previously mentioned, as part of HEP’s acquisition of STC, it acquired the 25.0% of UNEV Pipeline LLC owned by one of STC’s subsidiaries, Sinclair Logistics LLC, and as such, UNEV Pipeline LLC became a wholly owned subsidiary of HEP. Accordingly, a pro forma adjustment has been made to the Pro Forma Balance Sheet to eliminate $61.7 million related to the fair value of the UNEV Pipeline LLC equity method investment acquired by HEP, with a corresponding reduction to Noncontrolling interests for HEP’s historical carrying amount of the investment as of December 31, 2021, of $77.1 million, with the offset reflected within Common unitholders for $15.4 million.

(e)

Reflects the accrual of estimated non-recurring costs of $7.0 million related to the HEP Transaction including, among others, fees paid for financial advisors, legal services, and professional accounting services. These estimated and incurred costs are not reflected in the historical December 31, 2021 consolidated balance sheets of HEP and STC but are reflected in the Pro Forma Balance Sheet as of December 31, 2021, as an increase to Accounts payable: Trade and a decrease to Common unitholders for $7.0 million, with a corresponding increase to General and administrative on the Pro Forma Statement of Operations for the year ended December 31, 2021.

(f)	Reflects the fair value adjustment to recognize asset retirement obligations for $1.5 million to align STC’s historical accounting policy with that of HEP as the accounting acquirer.

(g)	Reflects the issuance of 21 million common units of HEP for an estimated $349.0 million to STC as part of the preliminary purchase consideration for the HEP Transaction.

(h)

Reflects the elimination of STC’s historical equity consisting of a combined Common stock and Retained earnings balance in accordance with the acquisition method of accounting. The combined Common stock and Retained earnings balance was $424.5 million as of December 31, 2021.

(i)

Reflects the pro forma adjustments to Depreciation and amortization, related to depreciation expense for the properties and equipment acquired based on the preliminary estimated fair value, calculated on a straight-line basis assuming an estimated 20.4 year weighted average useful life of the assets.

(j)

Reflects the pro forma adjustment related to the acquisition by HEP of STC’s 25.0% ownership in UNEV Pipeline LLC, which is reflected as an elimination from STC’s historical Equity in earnings of equity method investments and an elimination from HEP’s historical Allocation of net (income) loss attributable to noncontrolling interests. As of December 31, 2021, STC’s historical Equity in earnings of equity method investments was $4.4 million. As of December 31, 2021, HEP’s historical Allocation of net (income) loss attributable to noncontrolling interests was $4.7 million. The difference of $0.3 million related to historical amortization expense recorded by STC for the year ended December 31, 2021.

(k)

Reflects the pro forma adjustment to Interest expense for an increase of $7.5 million for the year ended December 31, 2021, related to the $325.0 million of borrowings on the HEP senior secured revolving credit facility based on an effective interest rate of 2.3% per annum.